UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

CarGurus, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38233	04-3843478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Boylston Street, 16th Floor Boston, Massachusetts 02115
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 354-0068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2026, CarGurus, Inc. (the “Company”) announced the appointment of Matthew Mandel as the Company’s Chief Financial Officer as well as its principal financial officer and principal accounting officer, effective October 19, 2026 (the “Start Date”). In connection with the appointment of Mr. Mandel as the Company’s Chief Financial Officer, Jason Trevisan, the Company’s Chief Executive Officer, will step down from his role as the Company’s interim principal financial officer and principal accounting officer effective the Start Date. Mr. Trevisan will continue to serve in his role as the Company’s Chief Executive Officer.

Mr. Mandel, age 42, joins the Company from Fleetio, a leading fleet maintenance and optimization software platform, where he currently serves as Chief Financial Officer and Chief Operating Officer, a role he has held since November 2023. Between August 2020 and August 2023 he served in various roles at Cometeer, a beverage technology company, including Co-Chief Executive Officer from January 2023 to August 2023 and Chief Operating Officer from August 2020 to January 2023, with responsibility for the finance function starting in the 2nd quarter of 2022. Prior to that, Mr. Mandel held various roles at Wayfair Inc., an e-commerce company, between April 2017 and August 2020, including General Manager, Head of North American Transportation and Home Delivery. Between July 2012 and March 2017 he served as Vice President at Advent International, a global private equity firm. Mr. Mandel holds a Master of Business Administration degree from Harvard Business School and a Bachelor of Arts in Public Policy from Duke University.

In connection with his appointment, the Company and Mr. Mandel entered into an offer letter (the “Offer Letter”) pursuant to which he will receive an annual base salary of $450,000 and will be eligible to participate in the CarGurus Annual Incentive Plan, with a target bonus of up to $450,000, which, for 2026, will be prorated based upon the Start Date. Mr. Mandel will receive a one-time cash sign-on bonus of $250,000, 50% of which will be paid within 60 days following the Start Date and 50% of which will be paid on the next regular pay day following the six-month anniversary of the Start Date. If, within the 12 months immediately following the Start Date, the Company terminates Mr. Mandel’s employment for Cause (as defined in the Offer Letter) or if Mr. Mandel terminates his employment without Good Reason (as defined in the Offer Letter), Mr. Mandel must immediately repay any amount of the sign-on bonus then paid to the Company. Subject to the commencement of his employment with the Company, Mr. Mandel will also receive a one-time cash payment of $15,000 intended to cover legal fees and expenses incurred in connection with the negotiation and documentation of his employment arrangements, which will be paid within 60 days following the Start Date. The Offer Letter also provides for a Section 280G “best net” cutback, pursuant to which payments and benefits that would otherwise be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, will be reduced to the extent such reduction would result in a greater after-tax benefit to Mr. Mandel.

In addition, the Offer Letter provides that Mr. Mandel will be eligible to participate in the Company’s Omnibus Incentive Compensation Plan (the “2017 Plan”) and, on the Start Date, he will be awarded $5,500,000 in restricted stock units (“RSUs”) under the 2017 Plan and evidenced on the form of RSU agreement attached as Exhibit A to the Offer Letter (the “RSU Agreement”) (such grant, the “Initial RSU Grant”). The RSUs are subject to a service-based vesting requirement, with 25% of the RSUs to vest on the first anniversary of the Start Date, with the balance to vest in substantially equal installments at the end of each three-month period for three years thereafter, subject to Mr. Mandel’s continued employment or service with the Company through the applicable vesting dates. In addition, if Mr. Mandel is terminated by us without Cause (as defined in the RSU Agreement) or Mr. Mandel terminates his employment for Good Reason (as defined in the RSU Agreement) upon or within 12 months following a Change of Control (as defined in the 2017 Plan), any unvested RSUs will vest in full.

Pursuant to the Offer Letter, if the Company terminates Mr. Mandel’s employment without Cause (as defined in the Offer Letter), or Mr. Mandel terminates his employment for Good Reason (as defined in the Offer Letter), he will receive accrued compensation through the date of termination and, provided he executes and does not revoke a release of claims, he will be entitled to: (i) nine months of his base salary, (ii) any annual bonus earned but unpaid for the prior year, and (iii) an amount equal to nine months of COBRA premiums (collectively, the “Severance Amounts”). The Severance Amounts will be paid together in a single lump-sum payment within 60 days following the termination date. In addition, if Mr. Mandel experiences a First-Year Qualifying Termination (as defined below) prior to the first anniversary of the Start Date, provided he executes and does not revoke a release of claims, a portion of the RSUs subject to the Initial RSU Grant will become vested upon satisfaction of such release conditions, with the amount determined as of the First-Year Qualifying Termination based on Mr. Mandel’s completed three-month periods of employment with the Company following the Start Date, as follows: (1) upon completion of three months of employment with the Company, 6.25% of the RSUs subject to the Initial RSU Grant; (2) upon completion of six months of employment with the Company, 12.5% of the RSUs subject to the Initial RSU Grant; and (3) upon completion of nine months of employment with the Company, 18.75% of the RSUs subject to the Initial RSU Grant. No vesting credit will be given for any partial three-month period of employment with the Company. Any RSUs that remain unvested following application of a First-Year Qualifying Termination will terminate and be forfeited. For purposes of the RSU Agreement, the term “First-Year Qualifying Termination” means a termination of Mr. Mandel’s employment by the Company without Cause (as defined in the Offer Letter) or by Mr. Mandel for Good Reason (as defined in the Offer Letter). For the avoidance of doubt, the definitions of Cause and Good Reason, as each is defined in the Offer Letter, apply solely to those provisions in the RSU Agreement regarding a First-Year Qualifying Termination.

As a condition to his employment, Mr. Mandel also signed a customary confidential information and invention assignment agreement with the Company, which provides that at all times during Mr. Mandel’s employment and thereafter, he will maintain the confidentiality of all confidential information obtained by him as a result of his employment and assign to the Company all inventions relating to his employment with the Company. In addition, during the term of Mr. Mandel’s employment, and for the one-year period (subject to certain extensions in the event of a breach) after Mr. Mandel’s termination of employment, Mr. Mandel cannot (i) compete against the Company, (ii) interfere or do business with any customers or affiliates of the Company, or (iii) solicit in any way the employees of the Company or any others who provide services to the Company.

Mr. Mandel and the Company will also enter into the Company’s standard indemnification agreement, a form of which has been previously filed with the U.S. Securities and Exchange Commission

No family relationships exist between Mr. Mandel and any of the Company’s directors or other executive officers. There are no arrangements or understandings between Mr. Mandel and any other person pursuant to which Mr. Mandel was selected as an officer of the Company. Mr. Mandel has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year or any currently proposed transaction, in which, the Company is or was a participant that would require disclosure under to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the employment terms of Mr. Mandel is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Mandel’s appointment as Chief Financial Officer is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between the Company and Mr. Mandel, dated August 28, 2026.

99.1	Press Release of CarGurus, Inc. dated September 3, 2026.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARGURUS, INC.

Date: September 3, 2026	By:	/s/ Javier Zamora
Name: Javier Zamora
Title: General Counsel & Corporate Secretary